C3 AI Announces Fiscal Third Quarter 2022 Financial Results

Revenue Growth of 42% year over year to $69.8 million

Raises Guidance to Reflect FY 2022 Revenue Growth of 38%

REDWOOD CITY, Calif. - March 2, 2022 - C3.ai, Inc. (“C3 AI,” “C3,” or the “Company”) (NYSE: AI), the Enterprise AI software company, today announced financial results for its fiscal third quarter ended January 31, 2022.
“Our third quarter results displayed strength in all aspects of our business, including revenue growth of 42% year over year,” said CEO Thomas M. Siebel. “These results were driven by substantially increased sales momentum due to the successful refocusing of our sales organizations, expanded customer count, increased industry diversification for our AI products and the further recognition of our technology leadership in this industry. We believe C3 AI is on track to establish a global leading market position in Enterprise AI.”

Mr. Siebel added, “We remain confident in our long-term prospects based on our accelerating progress and the magnitude of the addressable enterprise AI market opportunity. Given these trends and our progress to date, we have raised our fiscal year 2022 guidance to reflect revenue growth of 38% over fiscal year 2021.

Fiscal Third Quarter 2022 Financial Highlights
•Revenue: Total revenue for the quarter was $69.8 million, an increase of 42% compared to $49.1 million one year ago.
•Subscription Revenue: Subscription revenue for the quarter was $57.1 million, an increase of 34% compared to $42.7 million one year ago.
•Gross Profit: GAAP gross profit for the quarter was $52.4 million, a 75% gross margin, compared to $36.9 million one year ago. Non-GAAP gross profit for the quarter was $55.8 million, an 80% gross margin, compared to $37.3 million one year ago.
•Remaining Performance Obligations (“RPO”): GAAP RPO increased by 90% to $469.3 million, up from $247.5 million one year ago. Significantly, our GAAP RPO now represents 168% of Q3 annualized sales. Non-GAAP RPO increased by 81% to $536.7 million, up from $295.9 million one year ago.
•Net Loss per Share: GAAP net loss per share was $(0.38), compared to $(0.21) one year ago. Non-GAAP net loss per share was $(0.07), compared to $(0.13) one year ago.
•Raising Guidance: Based on recent results and current outlook, the Company has raised fiscal year 2022 revenue guidance to $252.0 million, a 38% increase over the prior year.

Customer Wins and Expansions
•Shell continues to expand its C3 AI application footprint with over 10,000 devices currently monitored by C3 ML models and 23 large-scale assets in production deployment including Pernis, the largest refinery in Europe, and Nigeria LNG. Shell currently processes 1.3 trillion predictions per month with the C3 AI Suite and applications. Shell again expanded the duration and scale of its contractual relationship with C3 during the quarter.
•The Department of Defense (“DoD”) awarded C3 AI a five-year, $500 million transaction agreement, accelerating the ability for any DoD agency to acquire the Company’s suite of Enterprise AI products and services.
•We achieved a new production deployment with the Defense Counterintelligence and Security Agency; and secured additional business with the U.S. Space Force.
•LyondellBasell, one of the world’s largest plastic and chemical companies, signed a five-year, significantly expanded contract to accelerate the deployment of additional Enterprise AI and machine-learning applications across the company with the C3 AI Suite and C3 AI Reliability Suite.

•Royal Philips, a global leader in health technology, closed a new contract on the C3 AI Supply Chain Suite to enhance resiliency, visibility, and agility for Philips’ supply chains across the company’s North American operations.
•Cargill substantially increased and extended its C3 AI contract to expand its deployment of the C3 AI Supply Chain Suite of applications.
•ENGIE, our energy-services partner, expanded the use and extended the term of its C3 AI contract to deliver a broader range of AI-enabled, end-to-end energy and sustainability (ESG) solutions to serve both the public and private sectors.
•Swift, the global provider of secure financial messaging services, expanded its relationship with C3 AI, leveraging the C3 AI Financial Services Suite.
•Baker Hughes, our business activity with our JV alliance partner BakerHughesC3.ai continues to accelerate globally.
•Customer Count increased substantially year over year.

Other Corporate Highlights
•Sales: In the third fiscal quarter, the Company successfully refocused its sales organizations to its traditional strategic accounts engagement model, delivering immediate and positive results.
•Leadership: C3 AI appointed Lisa A. Davis to its Board of Directors. Ms. Davis is a recognized global leader in the industrial and energy industries, bringing more than 30 years of experience to the Company. She has served in various capacities and leadership positions with several of the world’s largest corporations, including Texaco and Shell, and as CEO of Siemens Gas and Power.
•Federal AI Tailwinds: The FY 2022 National Defense Authorization Act, Section 227, signed into law on December 27, 2021, requires that, “The Secretary of Defense shall ensure that, to the maximum extent practicable, commercial artificial intelligence companies are able to offer platforms, services, applications, and tools to Department of Defense components through processes and under Part 12 of the Federal Acquisitor Regulation.” We believe this represents a secular change in procurement policies for AI solutions for DoD, requiring primacy in the selection and use of commercial off the shelf software solutions from commercial vendors like C3 AI, rather than traditional custom development by custom project-specific developers that have largely proven to be unsuccessful. We believe this will help to accelerate C3 AI’s Federal business in the coming years.
•New AI Application Development Center: C3 AI opened a software development and professional service center in Guadalajara, Mexico. The Company plans to hire as many as 1,000 senior software and service engineers in Mexico over the next few years. C3 AI is making this investment to meet the growing, global demand for Enterprise AI applications and associated services, and because the talent pool in Guadalajara is among the best in the world.
•Cash Reserves: With $1.02 billion in cash, cash equivalents, and investments, C3 AI is well positioned to continue to invest in market leadership through enterprise AI innovation and brand equity and sales expansion.
•Stock Repurchase Program: In December 2021, the Company's board of directors approved a stock repurchase program for the repurchase of up to $100 million of C3 AI’s outstanding shares of class A common stock for the 18 months following the date it was approved.

Financial Outlook:

The Company’s guidance includes GAAP and non-GAAP financial measures.

The following table summarizes C3 AI’s guidance for the full-year fiscal 2022:

(in millions)	Full Year Fiscal 2022 Guidance
Total revenue	$251.0 - $252.0
Non-GAAP loss from operations	($90.0) - ($94.0)

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP results included in this press release. Our fiscal year ends April 30, and numbers are rounded for presentation purposes.

Conference Call Details

What:	C3 AI Third Quarter Fiscal 2022 Financial Results Conference Call
When:	Wednesday, March 2, 2022
Time:	2:00 p.m. PT / 5:00 p.m. ET
Live Call:	(833) 927-1758, Domestic
(929) 526-1599, International
Conference ID: 473103
Webcast:	https://event.on24.com/wcc/r/3574335/DDB99DECA3706870460ABE808A34A0C9 (live and replay)
Investor Presentation Details

An investor presentation providing additional information and analysis can be found at our investor relations page at ir.c3.ai.
Statement Regarding Use of Non-GAAP Financial Measures

The Company reports the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share. Our non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share exclude the effect of stock-based compensation expense-related charges and employer payroll tax expense related to employee stock-based compensation. We believe the presentation of operating results that exclude these non-cash items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Non-GAAP RPO: Non-GAAP RPO represents our GAAP RPO plus the associated cancellable contracted backlog. We believe the presentation of our RPO inclusive of the cancellable backlog provides useful supplemental information to investors about our aggregate contractual backlog and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP financial measures.
Other Metrics

Customer-Entity and Customer.
We define a Customer-Entity as each entity that is the ultimate parent of a party contracting with us.
We commonly enter into enterprise-wide agreements with Customer-Entities that include multiple operating units or divisions. We count as a Customer each distinct division, department, business unit, or group within a Customer-Entity that uses our product(s). In situations where our Customer (or Customer-Entity) has developed software using our C3 AI Suite or developed derivative works of our C3 AI Applications and has sold that software or service to its end customer(s), we also include such end customers in our Customer count. In addition, where our software is sold to a third-party under a reseller arrangement, we include the end customer of such arrangement in our Customer count. We only count Customers and Customer-Entities for which there is revenue in the period through a Customer-Entity contract. We exclude free trials from both our Customer-Entity and Customer counts.

During the period ended January 31, 2022, we performed an analysis of our Customer-Entity usage. We found that despite the definition our previous Customer count did not capture all the distinct divisions, departments, business units, or groups that were using our software or services. We also identified that while our previous Customer count included situations where (i) our Customer (or Customer-Entity) had developed software using our C3 AI Suite or derivative works of our C3 AI Applications and had sold that software or service to its end customer(s), and (ii) our software or services were sold to a third-party under a reseller arrangement, our previously stated definition did not explicitly include those scenarios.
For clarity, we have provided our Customer count historically using both the prior and current methodology. We intend to only present the revised calculation of Customer on a go-forward basis, as we believe it is a more accurate representation. Please see the tables included at the end of this release for these calculations in Other Metrics.
Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including our market leadership position, anticipated benefits from our partnerships and investments, financial outlook, our business strategies, plans, and objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties. Some of these risks are described in greater detail in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2021 and October 31, 2021 and, when available, January 31, 2022, although new and unanticipated risks may arise. The future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations.

About C3.ai, Inc.
C3.ai, Inc. (NYSE:AI) is the Enterprise AI application software company. C3 AI delivers a family of fully integrated products including the C3 AI Suite, an end-to-end platform for developing, deploying, and operating enterprise AI applications and C3 AI Applications, a portfolio of industry-specific SaaS enterprise AI applications that enable the digital transformation of organizations globally.

Investor Contact
ir@c3.ai

Press Contact
Lisa Kennedy
(415) 914-8336
pr@c3.ai

Source: C3.ai, Inc.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2022	2021	2022	2021
Revenue
Subscription(1)	$57,084	$42,699	$150,614	$114,248
Professional services(2)	12,689	6,410	29,828	16,685
Total revenue	69,773	49,109	180,442	130,933
Cost of revenue
Subscription(3)	12,275	7,023	32,880	22,694
Professional services	5,079	5,203	13,470	10,113
Total cost of revenue	17,354	12,226	46,350	32,807
Gross profit	52,419	36,883	134,092	98,126
Operating expenses
Sales and marketing(4)	43,146	28,450	126,134	64,898
Research and development	40,931	18,748	104,166	48,145
General and administrative	15,748	8,184	43,391	21,433
Total operating expenses	99,825	55,382	273,691	134,476
Loss from operations	(47,406)	(18,499)	(139,599)	(36,350)
Interest income	410	129	1,077	997
Other income (expense), net	7,742	1,721	5,471	4,163
Net loss before provision for income taxes	(39,254)	(16,649)	(133,051)	(31,190)
Provision for income taxes	193	203	594	456
Net loss	$(39,447)	$(16,852)	$(133,645)	$(31,646)
Net loss per share attributable to Class A common shareholders, basic and diluted	$(0.38)	$(0.23)	$(1.29)	$(0.64)
Net loss per share attributable to Class A-1 common shareholders, basic and diluted	$—	$(0.10)	$—	$(0.52)
Net loss per share attributable to Class B common shareholders, basic and diluted	$(0.38)	$(0.13)	$(1.29)	$(0.12)
Weighted-average shares used in computing net loss per share attributable to Class A common stockholders, basic and diluted	101,593	68,648	100,341	43,481
Weighted-average shares used in computing net loss per share attributable to Class A-1 common stockholders, basic and diluted	—	6,667	—	6,667
Weighted-average shares used in computing net loss per share attributable to Class B common stockholders, basic and diluted	3,500	3,500	3,500	3,500

(1)     Including related party revenue of $19,740 and $7,951 for the three months ended January 31, 2022 and 2021, respectively, and $39,960 and $21,571 for the nine months ended January 31, 2022 and 2021, respectively.
(2)     Including related party revenue of $4,892 and nil for the three months ended January 31, 2022 and 2021, respectively, and $12,890 and nil for the nine months ended January 31, 2022 and 2021, respectively.
(3)     Including related party cost of revenue of $191 and nil for the three months ended January 31, 2022 and 2021, respectively, and $388 and nil for the nine months ended January 31, 2022 and 2021, respectively.
(4)     Including related party sales and marketing expense of $2,398 and nil for the three months ended January 31, 2022 and 2021, respectively, and $2,590 and nil for the nine months ended January 31, 2022 and 2021, respectively.

C3.AI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	January 31, 2022	April 30, 2021
Assets
Current assets
Cash and cash equivalents	$204,531	$115,355
Short-term investments	764,104	978,020
Accounts receivable, net of allowance of $57 and $812 as of January 31, 2022 and April 30, 2021, respectively(1)	68,178	65,460
Prepaid expenses and other current assets(2)	25,754	14,302
Total current assets	1,062,567	1,173,137
Property and equipment, net	5,297	6,133
Goodwill	625	625
Long-term investments	54,012	—
Other assets, non-current(3)	65,006	16,582
Total assets	$1,187,507	$1,196,477
Liabilities and stockholders’ equity
Current liabilities
Accounts payable(4)	$14,478	$12,075
Accrued compensation and employee benefits	22,588	21,829
Deferred revenue, current(5)	58,524	72,263
Accrued and other current liabilities(6)	33,598	18,318
Total current liabilities	129,188	124,485
Deferred revenue, non-current	924	2,964
Other long-term liabilities(7)	30,720	7,853
Total liabilities	160,832	135,302
Commitments and contingencies
Stockholders’ equity
Class A common stock, $0.001 par value. 1,000,000,000 shares authorized as of January 31, 2022 and April 30, 2021; 102,784,741 and 98,667,121 shares issued and outstanding as of January 31, 2022 and April 30, 2021, respectively	103	99
Class B common stock, $0.001 par value; 3,500,000 shares authorized as of January 31, 2022 and April 30, 2021; 3,499,992 and 3,499,992 shares issued and outstanding as of January 31, 2022 and April 30, 2021, respectively	3	3
Additional paid-in capital	1,510,343	1,410,325
Accumulated other comprehensive (loss) income	(796)	81
Accumulated deficit	(482,978)	(349,333)
Total stockholders’ equity	1,026,675	1,061,175
Total liabilities and stockholders’ equity	$1,187,507	$1,196,477
(1)     Including amounts from a related party of $15,727 and $15,180 as of January 31, 2022 and April 30, 2021, respectively.
(2)     Including amounts from a related party of $5,010 and $1,662 as of January 31, 2022 and April 30, 2021, respectively.
(3)     Including amounts from a related party of $17,356 and $6,602 as of January 31, 2022 and April 30, 2021, respectively.
(4)     Including amounts from a related party of $2,415 and $56 as of January 31, 2022 and April 30, 2021, respectively.
(5)     Including amounts from a related party of $575 and $7,697 as of January 31, 2022 and April 30, 2021, respectively.
(6)     Including amounts from a related party of $18,534 and $3,413 as of January 31, 2022 and April 30, 2021, respectively.
(7)     Including amounts from a related party of $2,448 and $4,895 as of January 31, 2022 and April 30, 2021, respectively.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended January 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(133,645)	$(31,646)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	3,761	3,189
Non-cash operating lease cost	2,369	2,474
Stock-based compensation expense	77,813	14,270
Other	255	(115)
Changes in operating assets and liabilities
Accounts receivable(1)	(1,963)	588
Prepaid expenses, other current assets and other assets(2)	(21,108)	(6,931)
Accounts payable(3)	2,237	7,447
Accrued compensation and employee benefits	759	4,303
Operating lease liabilities	(2,303)	(2,636)
Other liabilities(4)	14,304	1,213
Deferred revenue(5)	(15,779)	2,016
Net cash used in operating activities	(73,300)	(5,828)
Cash flows from investing activities:
Purchases of property and equipment	(2,183)	(1,166)
Capitalized software development costs	(500)	—
Proceeds from sale of non-marketable equity security	—	725
Purchases of investments	(540,290)	(232,287)
Maturities and sales of investments	698,312	280,997
Net cash provided by investing activities	155,339	48,269
Cash flows from financing activities:
Proceeds from initial public offering and private placements, net of underwriting discounts	—	851,859
Proceeds from repayment of shareholder loan	—	26,003
Payment of deferred offering costs	(105)	(6,710)
Proceeds from exercise of Class A common stock options	19,334	13,825
Net cash provided by financing activities	19,229	884,977
Net increase in cash, cash equivalents and restricted cash	101,268	927,418
Cash, cash equivalents and restricted cash at beginning of period	116,255	33,604
Cash, cash equivalents and restricted cash at end of period	$217,523	$961,022
Cash and cash equivalents	$204,531	$960,122
Restricted cash included in other assets	12,992	900
Total cash, cash equivalents and restricted cash	$217,523	$961,022
Supplemental disclosure of cash flow information—cash paid for income taxes	$677	$435
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$483	$349
Right-of-use assets obtained in exchange for lease obligations	$26,529	$—
Unpaid liabilities related to intangible purchases	$2,500	$—
Receivable from exercise of stock options included in prepaid expenses, other current assets and other assets	$45	$—
Deferred offering costs included in accounts payable and accrued liabilities	$—	$503
Vesting of early exercised stock options	$2,391	$2,073
(1)Including changes in related party balances of $547 and $(780) for the nine months ended January 31, 2022 and 2021, respectively.
(2)Including changes in related party balances of $14,102 and nil for the nine months ended January 31, 2022 and 2021, respectively.
(3)Including changes in related party balances of $2,359 and nil for the nine months ended January 31, 2022 and 2021, respectively.
(4)Including changes in related party balances of $12,674 and nil for the nine months ended January 31, 2022 and 2021, respectively.
(5)Including changes in related party balances of $(7,122) and $7,859 for the nine months ended January 31, 2022 and 2021, respectively.

C3.AI, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2022	2021	2022	2021
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$52,419	$36,883	$134,092	$98,126
Stock-based compensation expense (1)	3,343	378	7,815	858
Employer payroll tax expense related to employee stock-based compensation (2)	8	—	73	—
Gross profit on a non-GAAP basis	$55,770	$37,261	$141,980	$98,984

Gross margin on a GAAP basis	75%	75%	74%	75%
Gross margin on a non-GAAP basis	80%	76%	79%	76%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(47,406)	$(18,499)	$(139,599)	$(36,350)
Stock-based compensation expense (1)	31,361	6,589	77,813	14,270
Employer payroll tax expense related to employee stock-based compensation (2)	356	—	1,794	—
Loss from operations on a non-GAAP basis	$(15,689)	$(11,910)	$(59,992)	$(22,080)

Reconciliation of GAAP net loss per share to non-GAAP net loss per share:

Net loss on a GAAP basis	$(39,447)	$(16,852)	$(133,645)	$(31,646)
Stock-based compensation expense (1)	31,361	6,589	77,813	14,270
Employer payroll tax expense related to employee stock-based compensation (2)	356	—	1,794	—
Net loss on a non-GAAP basis	$(7,730)	$(10,263)	$(54,038)	$(17,376)

GAAP net loss per share attributable common shareholders, basic and diluted	$(0.38)	$(0.21)	$(1.29)	$(0.59)
Non-GAAP net loss per share attributable common shareholders, basic and diluted	$(0.07)	$(0.13)	$(0.52)	$(0.32)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	105,093	78,815	103,841	53,648

(1)Stock-based compensation expense for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Stock-based compensation expense for loss from operations includes total stock-based compensation expense as follows:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2022	2021	2022	2021
Cost of subscription	$2,639	$214	$5,824	$557
Cost of professional services	704	164	1,991	301
Sales and marketing	8,850	2,790	28,540	5,835
Research and development	12,846	846	25,860	1,952
General and administrative	6,322	2,575	15,598	5,625
Total stock-based compensation expense	$31,361	$6,589	$77,813	$14,270

(2)    Employer payroll tax expense related to employee stock-based compensation were immaterial and as such were excluded in periods prior to January 31, 2021. Employer payroll tax expense to employee stock-based compensation for gross profits, gross margin and loss from operations includes employer payroll tax expense to employee stock-based compensation as follows:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2022	2021	2022	2021
Cost of subscription	$7	$—	$7	$—
Cost of professional services	1	—	66	—
Sales and marketing	202	—	718	—
Research and development	38	—	437	—
General and administrative	108	—	566	—
Total employer payroll tax expense	$356	$—	$1,794	$—

Reconciliation of remaining performance obligations (“RPO”) to Non-GAAP RPO:

The following table presents a reconciliation of RPO to Non-GAAP RPO:

	As of January 31,
	2022	2021
RPO	$469,276	$247,451
Cancellable amount of contract value	67,454	48,405
Non-GAAP RPO	$536,730	$295,856

C3.AI, INC.
OTHER METRICS
(Unaudited)

Customer-Entity and Customer.
Our Customer-Entity count is as follows:

	January 31, 2021	April 30, 2021	July 31, 2021	October 31, 2021	January 31, 2022
Customer-Entities	39	32	44	53	50
Based on the revised approach, our best estimate of our Customer count is as follows:

	January 31, 2021	April 30, 2021	July 31, 2021	October 31, 2021	January 31, 2022
Customer count
Revised calculation	120	151	180	203	218
Based on the prior calculation, our prior Customer count is as follows:

	January 31, 2021	April 30, 2021	July 31, 2021	October 31, 2021	January 31, 2022
Customer count
Prior calculation	75	89	98	104	110